As filed with the Securities and Exchange Commission on February 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KARUNA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0605902
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

33 Arch Street, Suite 3110 Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Karuna Therapeutics, Inc. 2019 Stock Option and Incentive Plan

Karuna Therapeutics, Inc. 2019 Employee Stock Purchase Plan

(Full Title of the Plans)

Steven Paul, M.D.

Chief Executive Officer, President and Chairman

Karuna Therapeutics, Inc.

33 Arch Street, Suite 3110

Boston, Massachusetts 02110

(857) 449-2244

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Seo Salimi, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800	Mia Kelley Vice President, Legal Affairs Karuna Therapeutics, Inc. 33 Arch Street, Suite 3110 Boston, Massachusetts 02110 (857) 449-2244

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,079,538 (2)	$127.55 (3)	$137,695,072	$15,023
Common Stock, par value $0.0001 per share	269,884 (4)	$108.42 (5)	$29,260,823	$3,192
Total	1,349,422		$166,955,895	$18,215

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Represents an automatic annual increase on January 1, 2021 to the number of shares reserved for issuance under the 2019 Stock Option and Incentive Plan (the “2019 Plan”) pursuant to the terms of the 2019 Plan. Shares available for issuance under the 2019 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on July 2, 2019 (Registration No. 333-232521) and March 24, 2020 (Registration No. 333-237360).

(3)

The price of $127.55 per share, which is the average of the high and low sale prices of the Common Stock of the registrant as quoted on the Nasdaq Global Market on February 22, 2021, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price.

(4)

Represents an automatic annual increase on January 1, 2021 to the number of shares reserved for issuance under the 2019 Employee Stock Purchase Plan (the “2019 ESPP”) pursuant to the terms of the 2019 ESPP. Shares available for issuance under the 2019 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on July 2, 2019 (Registration No. 333-232521) and March 24, 2020 (Registration No. 333-237360).

(5)

The price of $108.42 per share, which is 85% of the average of the high and low sale prices of the Common Stock of the registrant as quoted on the Nasdaq Global Market on February 22, 2021, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price. Pursuant to the 2019 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2019 Stock Option and Incentive Plan and the 2019 Employee Stock Purchase Plan of Karuna Therapeutics, Inc. (the “Registrant”) registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (SEC File No. 333-232521 and No. 333-237360) of the Registrant is effective. Accordingly, the information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-232521 and No. 333-237360) filed with the Securities and Exchange Commission on July 2, 2019 and March 24, 2020, respectively, is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 3, 2019, and incorporated by reference herein).

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 3, 2019, and incorporated by reference herein).

4.3	Specimen stock certificate evidencing the shares of common stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on June 17, 2019, and incorporated by reference herein).

4.4	Amended and Restated Investors’ Rights Agreement, dated as of March 15, 2019, among the Registrant and the other parties thereto (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of KPMG LLP, independent registered public accounting firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2019 Stock Option and Incentive Plan (filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on June 17, 2019, and incorporated by reference herein).

99.2	Form of Incentive Stock Option Agreement under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

99.3	Form of Non-Qualified Stock Option Agreement for Company Employees under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

99.4	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

99.5	Form of Restricted Stock Award Agreement under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

99.6	Form of Restricted Stock Unit Award Agreement for Company Employees under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

99.7	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 31, 2019, and incorporated by reference herein).

99.8	2019 Employee Stock Purchase Plan (filed as Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on June 17, 2019, and incorporated by reference herein)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on February 25, 2021.

KARUNA THERAPEUTICS, INC.

By:	/s/ Steven Paul
Steven Paul, M.D. Chief Executive Officer, President and Chairman

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Karuna Therapeutics, Inc. (the “Company”), hereby severally constitute and appoint Steven Paul and Troy Ignelzi, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Steven Paul Steven Paul, M.D.	Chief Executive Officer, President and Chairman (Principal Executive Officer)	February 25, 2021

/s/ Troy Ignelzi Troy Ignelzi	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2021

/s/ Christopher Coughlin Christopher Coughlin	Director	February 25, 2021

/s/ James Healy James Healy, M.D., Ph.D.	Director	February 25, 2021

/s/ Jeffrey Jonas Jeffrey Jonas, M.D.	Director	February 25, 2021

/s/ Robert Nelsen Robert Nelsen	Director	February 25, 2021

/s/ Laurie Olson Laurie Olson	Director	February 25, 2021

/s/ Atul Pande Atul Pande, M.D.	Director	February 25, 2021

/s/ Heather Preston Heather Preston, M.D.	Director	February 25, 2021

/s/ David E. Wheadon, M.D. David Wheadon, M.D.	Director	February 25, 2021

/s/ Denice Torres Denice Torres	Director	February 25, 2021